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                                                                   EXHIBIT 21


                     SUBSIDIARIES OF JEFFERIES GROUP, INC.


NAME OF SUBSIDIARY                      PLACE OF INCORPORATION
-----------------                       ----------------------

Jefferies & Company, Inc.                       Delaware

Investment Technology Group, Inc.               Delaware

Jefferies International Limited                 England

Jefferies Pacific Limited                       Hong Kong

Jefferies Analytical Trading Group Inc.         Delaware

JEF Investment Company                          Delaware